EXHIBIT 10.9(b)

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of September 16, 2009 (this “Agreement”), is by and between Eos Management, Inc., a Delaware corporation (the “Consultant”) and Addus HealthCare, Inc., an Illinois corporation (the “Company”).

WHEREAS, the Consultant and the Company entered into a Management Consulting Agreement, dated as of September 19, 2006 (as amended, the “Management Agreement”);

WHEREAS, pursuant to Section 13 of the Management Agreement, the Management Agreement may not be modified or amended except pursuant to a written instrument executed by each of the parties thereto;

WHEREAS, the Company is a wholly owned subsidiary of Addus HomeCare Corporation, a Delaware corporation (“Holdings”);

WHEREAS, Holdings is currently contemplating an initial public offering of its common stock (the “IPO”), and in furtherance thereof, has filed a registration statement on Form S-1 (SEC File No. 333-160634) with the Securities and Exchange Commission;

WHEREAS, the Consultant and the Company wish to terminate the Management Agreement, to be effective immediately prior to the consummation of the IPO (the “Effective Time”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Termination. Effective immediately prior to the Effective Time, the Management Agreement shall be terminated and shall thereafter be void and of no further force or effect and all obligations of the Consultant and the Company under the Management Agreement shall cease; provided, that the provisions of Section 6 of the Management Agreement shall survive such termination. Until the Effective Time, the Management Agreement shall continue in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, modification or amendment thereof.

Section 2. Payment of Unpaid Management Fees. In consideration of the Services (as defined in the Management Agreement) provided by the Consultant, the Company shall pay to the Consultant, promptly following the Effective Time, any portion of the Management Fee (as defined in the Management Agreement) that is accrued and unpaid as of the Effective Time, if any (such amount, the “Unpaid Management Fee”). The Company shall pay the Unpaid Management Fee to the Consultant by wire transfer of immediately available funds to an account designated by the Consultant.

Section 3. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and, from and after the Effective Time, shall supersede the Management Agreement; provided, that the Company’s obligations under Section 6 of the Management Agreement shall survive. This Agreement may not be orally modified and may be modified only by a written agreement executed by the Consultant and the Company.

Section 4. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as may be reasonably requested in connection with the administration and enforcement of this Agreement.

Section 5. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Agreement.

Section 6. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 7. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:	Chief Executive Officer

EOS MANAGEMENT, INC.

By:	/s/ Brian D. Young
Name:	Brian D. Young
Title:	Chairman

Signature page to Termination Agreement